Exhibit 99.2

2021-12-20-HotelPlanner - 12:21:21, 6.47 AM

Tue, 12/21 6:53AM • 32:53

SUMMARY KEYWORDS

spac, travel, hotel, gig economy, people, booking, redemptions, revenues, business, group, site, platform, deal, merger, grow, ai, gig, industry, biggest, miami

SPEAKERS

Tim Hentschel (CEO, HotelPlanner), David Drapkin (Boardroom Alpha)

David Drapkin (Boardroom Alpha) 00:00

Hey everyone, thanks for listening to Know Who Drives Return. To listen to all of our podcasts, be sure to visit podcast.boardromalpha.com. And make sure to subscribe so you don't miss any for ongoing daily analysis, check out our channel at the thestreet.com/boardroomalpha. And don't forget to sign up for our newsletter. And now back to the episode Alright, Hey everyone, welcome back to Know Who Drives Return. I'm David Drapkin. Today we're getting back into talking travel hotels and booking with Tim Henschel who's the CEO and Co-founder of HotelPlanner. HotelPlanner and Reservations.com are going public in a SPAC transaction via Astrea. Acquisition Corp. in a deal that was announced this past August. We're going to talk to Tim about HotelPlanner. Why you should pay attention, COVID, travel and more, you know, the future of convening large groups of people. So Tim, you know, really appreciate you taking the time to talk to us this morning.

Tim Hentschel (CEO, HotelPlanner) 01:06

Yeah, thanks, David, for having me.

David Drapkin (Boardroom Alpha) 01:08

Awesome. So how about just to get started to kick us off a little bit of intro to Tim. Maybe your background and what led you to, to the, to the booking space?

Tim Hentschel (CEO, HotelPlanner) 01:19

Sure. Third generation hotelier. Me and my family went to the Cornell Hotel School, worked in hospitality industry, since I was about 12 years old, took an interest in the early days of the internet, because I graduated from Cornell in 2001, when the internet was really just poppin' in its infancy. And I took some classes in the engineering school there and computer science. I always knew that, online tech was something that inspired me and I was just fascinated all the things that it could do for the hospitality industry. So I teamed up pretty much right out of school with a business partner, John Prince, who's our CIO. And he graduated top of his class from Northeastern, and computer science. He was a senior software engineer for IBM, he saw the vision of being able to solve some of the more complex problems of travel tech online. And the first problem we set out to solve was booking large groups of rooms. So there was a lot of proficiency in those early days to book just one room at a time. But we wanted to solve the multiple room conundrum. And I believe we did a very good job at it, because we dominate that space now of nine plus hotel rooms, through hotelplanner.com our site, which stands for meeting planner, event planner, wedding planner, but at hotels, so hotel planner, and then our sister site Meetings.com. And then we also power, all of the major online travel agencies for nine plus hotel rooms, groups and meetings.

David Drapkin (Boardroom Alpha) 03:01

Got it. And so you did mention a little bit there about how your focus is on these larger group bookings. And so just for clarification, there's a lot of blood in names a lot of competition you hear out there, even in the traditional online OTAs. What differentiates your business from some of the maybe more familiar brand names, that consumers might hear about, your Expedia or Trivagos of the world.

Tim Hentschel (CEO, HotelPlanner) 03:27

Yes, so since we come at the industry from a different angle, like I said, solving complex problems, it also requires not just high automation, but also high touch. You know, as we've gotten more into the individual hotel booking aspect, we've taken a lot of what we've learned from booking group, and transfer that into individuals. So when you go and do a search for just your individual hotel booking through HotelPlanner, you notice that we have more variety of results of different room types and suites and, and different types of deals at each hotel than any other site. And that comes from just wanting to obviously give that superior level of service, as well as a great price and you know, rapid response, you know that so we like to think, say that we like to solve problems with high touch and high automation. And so we recently did that, in the first of its kind gig economy travel agent reservation platform that we developed a couple of years ago. Now that's up to 3,000 Gig agents and the gig agents are anybody that has a love of travel and they can work from their living room and just need a headset. It's a completely done VoIP Voice over IP. And that gives a localized service the first of its kind, so if you were to pick up the phone before on any of the other travel companies, you would get a call center assistant that's typically overseas, and we are looking to make that customer service and that reservation. reservationist, local expert. And that's what we can do with a gig economy platform.

David Drapkin (Boardroom Alpha) 05:17

Got it. And so these gig economy agents, they're humans who are in the local market that the customer is aiming to book and do they have relationships with, you know, the hotels and locations in those areas.

Tim Hentschel (CEO, HotelPlanner) 05:35

No, this is something that anybody can do if they have some extra time, like I said, love of their city, love a few cities that they know very well. And just love to talk about travel and hotels. For the direct hotel relationships, that comes from our product managers and our executives. And that comes from our 17-year history of working with hotels individually to help them book group rooms, and then book closed user group individual rates, and that was our pivot from traditional group into individuals that are traveling more disjointedly as a group, and then also just any individual traveling for any kind of event, what we can get them is a close user group rate, which is a special non-published rate. So those special discounts come from our 17 years of direct hotel relationships, which we have 50,000 hotels that are member to our platform, and we speak with, you know, on property people daily. But the gig economy reservationist, they're backed by that, you know, expertise that we have, and those long standing relationships. But really, all they have to do is just know their city and like to talk to people about what they think is a great thing to do in their city or what which hotel they think is the best hotel to stay in and just help with any questions that people might have

David Drapkin (Boardroom Alpha) 07:06

Got it. Got it. And their, as you mentioned, gig workers, so they're only compensated for, you know, any transaction that they helped to facilitate or?

Tim Hentschel (CEO, HotelPlanner) 07:16

Correct. But when we transfer them calls, we're transferring them calls that we know are coming through our reservations line. So it's, it's somebody who's motivated to book on average, our gig economy, travel agents, who will be making between $20 to $30 an hour. So you know, they're, they're doing very well. And they, you know, have a relatively easy job. I mean, they are, like I said, can do it from your living room, you just have to put on a headset, and then the call gets transferred to you. And you're basically going to see on your laptop or desktop, what city results that customer is searching out. So you instantly have something to talk about. Yeah, and if yeah, if you love traveling, love hotels, you love your city, it does seem like a, you know, pretty easy gig for those individuals. Well, it's if you think about it, what a better job if, you know, you will probably college student like I was, and, you know, college jobs are hard to come by, because there's so much labor, and there's just not that much opportunity. So they charge they can get away with paying you $7 An hour $8 An hour. And then you also have to have a non flexible schedule. So this is a much better opportunity where you can work between classes and work between, you know, jobs, your assignments, I should say and homework that you're doing. And basically just log in when you have a few extra hours and may make good money or, you know, have retired, you know, agent or retired at something that was to do or even a part time gig while you pursue something else, maybe something in the arts, even semi-pro athletes, if you think about it, there's just so many options there for people to take advantage of this opportunity to make some extra money while actually just helping people because you're really just promoting, you know, your city plus, you know, cities that you've traveled to.

David Drapkin (Boardroom Alpha) 09:23

And if you could go back a little bit to the closed user group discount rates that you mentioned, is that really the biggest driver of profitability for HotelPlanner.

Tim Hentschel (CEO, HotelPlanner) 09:36

I wouldn't say it's our biggest driver of profitability, but it's one of the things that sets us out from the rest. You know, having 50,000 direct hotel relationships, having relationships with all the major OTAs and sharing inventory so that we can always guarantee the best rate, you know, and being able to offer deals over the phone that you can't get online, you know, helps again make our gig economy travel agent reservationist more competitive. You know, not only do they get to talk about their city, but they get to offer people a special discount. So that makes them lovable. I mean, if I told you, "Hey, you come into my city, I've got a great deal at this hotel" and you look around and you're like, "Wow, that is a great deal", all of a sudden, we're best friends, you know.

David Drapkin (Boardroom Alpha) 10:28

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Tim Hentschel (CEO, HotelPlanner) 11:46

Especially if you were in group. I mean, group got decimated, group is still down. But we always put a lot of emphasis on AI like I say, co-founded by top of his class computer science engineer, and the engineering department is handpicked by him. So we put a lot of emphasis on AI. And then we basically put the AI to work. You know, hotels are still open, people are going to book, what are they booking? How are they booking? Let's find what they're searching out and and target those people. Had we had a gig economy travel agent platform pre-COVID, we would have probably not even been down by 23%. We [as a combined company with Reservations.com] were only down by 23% of revenues, you know, our competitive set was down by over 50%. But if you look at our Q3 numbers, we actually beat forecasts, and we're hitting record highs we're gonna do you know, over 100, our forecasts 128 and a half net revenue 128 and a half million net revenues forecasted for 2021. We're doing very well on that. And in Q3, we outperformed that forecast, because our gig economy travel platform was so robust by that time. So what you find is that in times of uncertainty, people want to pick up the phone and have a conversation, you obviously would write if you knew that you could pick up the phone, and you were going to boss him right before you wanted to put in that credit card. You might go, I'm going to pick up this phone just as what's the mask, you know, rules? What is their vaccine passports? Is this hotel really offering breakfast? What kind of breakfast? You know, are they and how do I get it? And so they're picking up that phone and talking to our people? Had we had that pre-COVID I don't believe we would have been down by 23% I believe we would have been flat if not up over 2020. But I'm not unhappy with where we were, you know, our 2019 was all time high revenues for the industry. And we did 97 million net revenues in 2019. We're gonna do over 128 and a half a million net revenues this year. So we're in good shape.

David Drapkin (Boardroom Alpha) 13:11

You're already tracking higher from your from your pre-COVID levels.

Tim Hentschel (CEO, HotelPlanner) 14:04

Correct. Yeah, that's what I was trying to get at. But you did it much, you've got to the point much faster than I did.

David Drapkin (Boardroom Alpha) 14:11

Why do you think others you know, it sounds like this gig economy strategy is working well. Why do you think others aren't embracing that at all?

Tim Hentschel (CEO, HotelPlanner) 14:22

We're just, that's what we do. We do exciting things. That's why we dominate the nine plus for the entire industry. Nobody wanted to crack that nut because it was a hard nut to crack and it wasn't as interesting I think as automating individual, which is very high volume and high margin with low labor. We have to take these which is high labor, and make them high margin by making high automation. So it's a bit tougher, so people don't like to go into that but like I said, we like to think of ourselves as cracking, solving problems that require high touch and high automation. And that's what separates us out. And this, this call center, you know, I don't know, revolution or whatever you want to call them, but disruption that we're trying to do right now is one of those, like what we did with the group industry a decade ago.

David Drapkin (Boardroom Alpha) 15:22

Yeah, it's always interesting, you know, marrying your AI and, and your technology versus just the simple ease and convenience of talking to a knowledgeable person.

Tim Hentschel (CEO, HotelPlanner) 15:33

Well, it's important to remember that AI is what's backing it from start to finish. So AI goes in finds the long tail search customer. The AI backs our platform to feed up the right kind of hotel results. Remember, I was talking about how we have so many more results and other sites when you do a search. Then AI is what connects the right customer to the right agents so they have something in common. So that it's all tied together if when it works perfectly. It's seamless, you know, the AI is working heavy behind the scenes to make it look easy.

David Drapkin (Boardroom Alpha) 16:09

How much of your business is split between, you know, leisure groups, so you know, weddings, parties, you know, events versus professional so the conferences are off sites or things like that.

Tim Hentschel (CEO, HotelPlanner) 16:23

Right. So pre-COVID, we're about 26% a business and 74% leisure, and now we're at around 94% leisure only 5% business. So business group, bookings is the last travel of traveling industries to come back, part of the travel industry to come back. It's the hardest to recover right now. We're doing well in weddings and sports teams. That market has been very resilient over COVID

David Drapkin (Boardroom Alpha) 16:59

Yeah, I mean, at least anecdotally, it seems that, you know, business travel still has a long way to recover. But some of those, some of the other things you mentioned, like weddings and sporting events, and, and parties seem to be, you know, rip roaring back with people having pent up demand after sitting home for so long.

Tim Hentschel (CEO, HotelPlanner) 17:19

Yeah, I think when it comes to an investment in us, it's cool that that while it's actually you kind of getting four things at the same time. You're getting a three way merger SPAC, which is exciting, right? That you don't see those every day. You're getting to invest in the gig economy industry, which is growing rapidly, you're getting to invest in travel with travel as great tailwinds right now, and then you're also getting to touch and invest in group bookings to which is a very good niche that will start rip roaring back, just slightly behind the huge growth that we've had recently, and travel. So those are four things you're getting to take advantage of with investment in us. So it's, uh, it's exciting, you know. I, I'm excited about it. I'm happy, you know, every day that we've been had this opportunity, because to put all of that together in such a short amount of time, is pretty amazing.

David Drapkin (Boardroom Alpha) 18:19

And so just talk about your channels a little bit. So you have direct, and you mentioned, your relationship, the OTAs. Also is reading a bit about your affiliate partner relationships. So you are white labeling your technology versus, sorry, with some of those affiliate partners, and how does that work? What do those partnerships look like?

Tim Hentschel (CEO, HotelPlanner) 18:39

Right, so co-brand or white label for groups, meetings, links off one site, or nine plus, when it comes to the hotel room booking options for a number of rooms, that will go through our proprietary technology, our customer service, you know, the rates that we're procuring for group and everything. So it's just a choice that the distribution channel has, you know, they white label it when the site likes to keep the look and feel, and they have a very strong brand, seamlessly, but if you're if it's a site that that typically links off to other sites, you know, helps you do a search and then you know, pushes you off to another site, let's say like a meta, then they are typically more about the co-branded option.

David Drapkin (Boardroom Alpha) 19:30

And then where do you see the as the biggest area for growth? So you're projecting, $170 million revenue next year, and I think that ramps to what something like over $250 over $270 and three or four years, where do you see the bright opportunity in achieving and hitting those numbers the next few years?

Tim Hentschel (CEO, HotelPlanner) 19:54

Well, I'm very confident and you know, everything that we put out there mainly because there's so much synergies just from the three way merger.

David Drapkin (Boardroom Alpha) 20:10

Was Reservations.com a separate entity?

Tim Hentschel (CEO, HotelPlanner) 20:14

Yeah. Yes. So they're it's Astrea, us, and Reservations.com. And Reservations.com does 3.6 million unique visitors a month. They do about 6,000 individual bookings a day, but they don't have any direct hotel relationships. So a lot of the synergies is the minute we plug in with them and give them access to direct hotel relationships that we know will be very powerful for them. They also are using traditional call centers. So we'll be able to also grow revenues by migrating their call volume over to our gig economy platform, which has better conversion, and all of the different aspects of it that I spoke about before. And so that's on the agenda for Q1, Q2 of 2022, the migration of the call center.

David Drapkin (Boardroom Alpha) 21:09

Yeah, it's I guess, well, let's talk about the deal a little bit. Astrea three way merger with Reservations.com. I guess the obvious question is, you know, why now? What do you think being a public company will bring to you guys and help you grow?

Tim Hentschel (CEO, HotelPlanner) 21:32

Well, already, just the movement towards being public has helped us in in quite a number of ways, it really helps you focus down to what you know, is your core, most biggest growth and highest profitability of revenues. From my time having been an entrepreneur, bootstrapped entrepreneur of private company, you know, you love to get into projects, and you're not as always as focused on top line bottom line, as much. Now with this, it's, it's much more focused towards that so that we could, you know, kind of sharpen the sword, as you say, to what is really the core product of HotelPlanner and what we need to drive and push stronger, more aggressively. And that's going to give us that really fast growth, which we've already begun to see. And you saw on the deck, look at the way that we pull away from our comp set, and our actualized numbers, and then you know, that one side, and it shows, you know, to the left of the dotted line, we've pulled away from our comp set and revenue growth for our actualized numbers over the last 18 months. And then it shows what our forecasts are in compared to our comp set and how it continues to grow past. So, you know, we're doing it basically, we're living that right now.

David Drapkin (Boardroom Alpha) 23:02

Does that make you an acquisition target in the future?

Tim Hentschel (CEO, HotelPlanner) 23:06

Oh, who knows? I'll be looking to acquire a few companies myself. So, you know, I like to just think about what I can, you know, control. And I don't know what anybody thinks of me, they probably hate me or, or dislike me, so they don't want to acquire.

David Drapkin (Boardroom Alpha) 23:26

And so I guess two other things on the deal. So what was the plan for the cash? And then, you know, noticing there's no PIPE in this one, just given the dynamics of, you know, where the SPAC market has been shaken out, you know, we are seeing redemptions, you know, ticked up again here in recent months. So I'm thinking (a) use of proceeds for the cash raise and (b) any capital structure financing alternatives, in the sense that in the event that there happens to potentially be higher power redemptions once you close?

Tim Hentschel (CEO, HotelPlanner) 24:01

So the question is about redemptions? Right?

David Drapkin (Boardroom Alpha) 24:04

Well, two, so (a) redemptions and (b) just regular plan, use the proceeds for any cash raised in the transaction.

Tim Hentschel (CEO, HotelPlanner) 24:11

Okay, yeah. So the majority of the use of proceeds is going to be used towards search engine marketing spend and then of course, growing out our engineering department and then some additional sales people as well. As for the redemptions, you know, we were waiting to see that number like everybody else is. We're hoping that the number is going to be low. We have a lot of things in our favor. Our multiple for evaluation is very low. We didn't take our highest SPAC valuation, we had offers that were $200, $300 million more than the valuation we took. We took Astrea's because they have a long history of doing SPACs and making them profitable and positive stock growth. So if you look at the BurgerFi deal that the Astrea team did back in 2020, they went from $10 to $15, over $20 a share. And when we were evaluating SPACs, you know, we basically said, let's go with these guys that have a history of taking companies public through us back and have a history of growing the stock price. So we purposely, you know, went with their lower valuation, which put us to, you know, the lowest multiple of revenues in our comp set, with the intention to grow, grow, grow that stock price from, you know, very low base level. So what I'm getting at is, you know, hopefully the investment community sees that and sees the opportunity and, you know, you know, redemption stay low for us.

David Drapkin (Boardroom Alpha) 25:55

And there's earnouts built in, you know, for both the sponsor promote, as well as, as you guys as well, right?

Tim Hentschel (CEO, HotelPlanner) 26:05

The sponsor promote, yes, is there. Astrea has it. Yeah, we were set up just like any other SPAC, except for, like I said, three way merger. And with us, you know, the company, we're merging with Reservations.com has a very similar founder profile as myself and John Prince. So when we go public, let me founder profile. I mean, we're both bootstrapped entrepreneurs, when we go public, the four founders will own 70% of the company. So that's pretty amazing. And I like to think that it not only is unique, it makes us unique in the fact that that we can execute our vision more as executives that also have a big share in the company as well.

David Drapkin (Boardroom Alpha) 26:52

No, I mean, that makes a lot of sense there, I guess, I guess. And so, you know, the future of travel, you know, everyone every day is reading something about COVID, a variant lockdowns this and that. What's your view, just generally just curious on, you know, how people are going to begin to react maybe more quickly or more drastically when, when whenever the next new thing comes up? And you know, and how do you think that's gonna affect, you know, travel in the long term?

Tim Hentschel (CEO, HotelPlanner) 27:23

Well, you know, we haven't seen a drop, like I said. We believe there is great pent up demand. We also can see that people want to get back out there. I mean, they've been, you know, pushing back plans for quite a while, and they need their life to return to a sense of normality. I can speak for myself and my own family on that side as well. And so, you know, I just took a trip from Singapore, all the way to Miami. We had our annual conference there in Miami, we had our holiday, Christmas party there and headquarters, we raised money for St. Jude's, we had meetings with all their top strategic suppliers and partners. And that really, you know, made me feel like we're getting back closer to normal for a number of different reasons. (A), I connected through Heathrow, all my flights were full, Singapore, to Heathrow, Heathrow to Miami. All four legs were full, Miami, MIA, Miami, airport packed, security line was going zigzag and then way out, you know how it gets like that ever? That was the case back in 2019. So we definitely get into that kind of demand. same was true for Heathrow. So you know, I think we're very close to getting back to the way things were. I mean, being out here in Singapore, the East is the slowest to move back to that kind of time. And I know that, you know, there's variants coming out. And there's third booster fourth booster, but Pfizer just, you know, announced that they have a pill for fight COVID I'm sure you saw that on the headlines. And it says it's 90% effective. So you know, we're hearing good news every day that COVID is, is getting closer and closer to being completely behind us. But nobody wants it more than then we do because I don't know if you have young kids like I do. But you know, they've been going to school now for two years with masks on I have a four year old nine year old and 11 year old. And I want them to have a childhood like I had there hasn't been sleepovers and basketball games and it's been two years and their whole lives have been upside down and put on hold. And that's the cost that's even greater in my opinion, some of these, there's business losses that we've had. At least with the business is, like, in the case of us, it's led to innovation and pivots, and we innovate. There hasn't been a lot done, on education or, on the kids side that I can see, it's been a very successful pivot that's been positive for that.

David Drapkin (Boardroom Alpha) 30:23

No, I agree. No, no kids for me yet. But you know, definitely acts like the rest of the world to get behind us. Love to travel. I was in Miami a week ago, and I can attest to this. The crowded aspect of that Emperor specifically. No, that's all very, it's all very great. And so in terms of the deal, any sense on timing when you think when you think it might close?

Tim Hentschel (CEO, HotelPlanner) 30:51

Oh I could really guess and I wouldn't want to guess especially considering SEC lawyers.

David Drapkin (Boardroom Alpha) 30:58

Yeah, I know. I had to ask. Yeah, some some time. 2022. Right?

Tim Hentschel (CEO, HotelPlanner) 31:06

You knew you knew eventually, I was gonna pull the SEC lawyer card out. Hey, like, Here you go.

David Drapkin (Boardroom Alpha) 31:12

Yeah, I know, it's impossible to either guess or speculate on any of the SEC processes. But, you know, people are always interested on timing, especially, especially given some of the technical aspects of the stock market these days.

Tim Hentschel (CEO, HotelPlanner) 31:30

Yeah, I think I could say this, I think we've been working diligently and we have a great team. Latham Watkins is our lawyers. KPMG is our consultants and accountants. So with top tier A team that we have, I think, investors can just basically look at our timetable and extrapolate that will be in line with everybody else. That's a good answer actually.

David Drapkin (Boardroom Alpha) 32:03

Hey. Sounds like you, guys.

Tim Hentschel (CEO, HotelPlanner) 32:08

Yeah, I did. I don't think I can get it better. All right.

David Drapkin (Boardroom Alpha) 32:13

That's a great answer. Hey, Tim. I really, really appreciate it. Fun fun talking to you. Any, any final words of wisdom?

Tim Hentschel (CEO, HotelPlanner) 32:22

Ooh, just gonna say happy holidays and just enjoy, you know, life and family right now. Because that's pretty much what's the most important don't you think?

David Drapkin (Boardroom Alpha) 32:31

That's a great it's a great message. I agree.

Tim Hentschel (CEO, HotelPlanner) 32:34

All right. Well, thank you. Happy holidays you as well.